ARTHUR ANDERSEN LLP



                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated August 30, 1996 included in Alexion Pharmaceuticals, Inc.'s Form 10-K for the year ended
July 31, 1996 and to all references to our Firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
July 15, 1997